EXHIBIT 99.1

SMF [logo] Streicher Mobile Fueling, Inc.
800 West Cypress Creek Road, Suite 580
Fort Lauderdale, Florida 33309

                                                                    NEWS RELEASE
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CONTACT: RICHARD E. GATHRIGHT                         KEVIN MCGRATH
         CHAIRMAN AND CHIEF EXECUTIVE OFFICER         CAMERON ASSOCIATES, INC.
         954-308-4200                                 212-245-8800

                         STREICHER MOBILE FUELING, INC.
             ANNOUNCES EXTENSION OF EXERCISE PERIOD FOR WARRANTS

FT. LAUDERDALE, FL, OCTOBER 28, 2003 - STREICHER MOBILE FUELING, INC. (NASDAQ:
FUEL and FUELW), today announced that, on September 25, 2003, its Board of Directors approved the extension of the exercise period for its Redeemable Common Share Purchase Warrants from December 11, 2003 to December 11, 2004. The 1,150,000 Shareholder Warrants were issued in connection with the Company's initial public offering in December 1996. Also in connection with the offering, the Company granted to the underwriter for the offering an option to purchase 100,000 shares of common stock and 100,000 warrants (the "Underwriter's Option"). The extension of the exercise period for the Shareholder Warrants also extends the exercise period for the Underwriter's Option.

Each Shareholder Warrant entitles the holder to purchase one share of Streicher common stock at an exercise price of $6.90. Pursuant to the Underwriter's Option, the underwriter may purchase the shares of common stock at $9.30 per share and purchase the warrants at $0.19375 per warrant. The underwriter's warrants are exercisable to purchase shares of common stock at $9.30 per share. The Company filed a subsequent registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on August 20, 1999. The Form S-3 registered the subsequent resale of the shares of common stock underlying the Shareholder Warrants and the Underwriter's Option.


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Under certain circumstances, the Company may redeem the Shareholder Warrants for
$0.01 per Warrant at any time prior to the expiration date if the average closing bid price of the Company's common stock equals or exceeds $10.50 per share for twenty consecutive trading days.

"This extension of the Shareholder Warrant exercise period will give our shareholders an additional period of time for them to have the opportunity to increase their ownership participation in the Company," said Richard E. Gathright, Chief Executive Officer and President.


ABOUT STREICHER MOBILE FUELING, INC.
SMF provides mobile fueling and fuel management out-sourced services, primarily to businesses operating fleets of vehicles and equipment. SMF's specialized truck fleet delivers fuel to customers' locations, refueling vehicles and equipment and/or resupplying storage facilities at competitive service fees and fuel prices. The proprietary SMF electronic fuel tracking system is used to measure, record, and track fuel dispensed to each vehicle and tank fueled at a customer location allowing verification of the amount and type of fuel delivered and providing customers with customized fleet fuel data for management analysis and tax reporting. SMF conducts operations in six states.

FORWARD LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future financial performance of the Company after this financing are "forward looking statements" which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the "Certain Factors Affecting Future Operating Results" section of the Company's Form 10-K for the year ended June 30, 2003.


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